SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2007

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Exhibit 99.1 hereto for a press release announcing the election of Shawn M. Hurwitz as President of the Registrant. As indicated in the press release, Mr. Hurwitz, age 41, is also Co-Vice Chairman of the Registrant and President and Chief Executive Officer of MAXXAM Property Company ("MPC"). He has served in these capacities since April 2006 and August 2002, respectively. Prior to that, he was a Vice President of MPC since February 1993. Mr. Hurwitz is the son of Charles E. Hurwitz, the Chairman of the Board and Chief Executive Officer of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	MAXXAM Press Release dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: June 5, 2007                                                                                                                /s/ Bernard L. Birkel

Bernard L. Birkel
Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	MAXXAM Press Release dated June 1, 2007

0109FMS7.VM.DOC

Exhibit 99.1

Contact:	Mike Lake
214.402.5963

June 1, 2007	Susan Elmore
713.702.4331

MAXXAM Board Elects Shawn Hurwitz President

HOUSTON (June 1, 2007) - MAXXAM Inc. (AMEX: MXM) today announced that Shawn Hurwitz has been elected to the additional position of President of the Company. Hurwitz currently serves as Co-Vice Chairman of the MAXXAM Board of Directors and President and Chief Executive Officer (CEO) of the MAXXAM Property Company (MPC), the Company's real estate development subsidiary, whose primary business is community development and related real estate investment.

Hurwitz also serves on numerous MPC-affiliated corporate boards, as well as serving as President and Chief Executive Officer of Sam Houston Race Park, Ltd., which owns and operates a Texas Class 1 horse racing facility in Houston.

Hurwitz, who begins his duties immediately, replaces former President Charles Hurwitz, who will remain CEO and Chairman of MAXXAM's Board of Directors. "Shawn's leadership at MPC and the Company's other business interests has helped fuel the organization's performance," Charles Hurwitz said. "Shawn's knowledge of the Company's various business interests will be incredibly valuable to the continued stability and growth of MAXXAM. We are confident that his business acumen and his strategic vision will serve the company well and will drive its future success."

"I am honored to help lead a great company with tremendous assets," Shawn Hurwitz said. "I look forward to helping drive growth and opportunity for our shareholders, our employees and the communities where we do business."

In addition to his role at MAXXAM, Hurwitz is deeply committed to his leadership role with the KIPP ("Knowledge Is Power Program") organization (www.kipp.org) where he serves as Chairman Emeritus of the Board of all of KIPP's 8 schools in Houston. He also serves on the Board of the KIPP Foundation, which oversees all of the 50 + KIPP Schools nationwide.

Hurwitz is a graduate of The University of California at Santa Barbara, and has an MBA from The University of Texas at Austin and lives in Houston with his wife and family.

About MAXXAM Inc.

MAXXAM Inc. (AMEX: MXM) is a publicly-traded company, headquartered in Houston, Texas, with business interests in three industries: forest products, real estate investment and development and racing operations.

_xxx_